SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The McClatchy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

March 31, 2006

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 17, 2006, at 9:00 a.m. local time, in the Vizcaya Pavilion, located at 2019 21st Street, Sacramento, California 95818.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; and (ii) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously believes that the two (2) items proposed by the Board are in the best interests of McClatchy and its shareholders and recommends that you vote in favor of the proposals.

In addition to these items of business, at the meeting I will report to you on McClatchy’s financial position and results of operations and respond to comments and answer questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you vote by proxy and then attend the meeting and vote in person, your vote in person at the meeting will revoke votes by proxy previously submitted, and only your ballot will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Gary Pruitt

Chairman, President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

THE McCLATCHY COMPANY

TO BE HELD MAY 17, 2006

To our Shareholders:

The annual meeting of shareholders of The McClatchy Company will be held on Wednesday, May 17, 2006, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818, for the following purposes:

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm for the 2006 fiscal year; and

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has chosen the close of business on March 20, 2006, as the record date to identify those shareholders entitled to notice of and to vote at the annual meeting. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about March 31, 2006.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 31, 2006

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DIRECTED ON YOUR PROXY. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816. This proxy is for use at McClatchy’s 2006 Annual Meeting of Shareholders to be held on Wednesday, May 17, 2006, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

This proxy statement contains important information regarding McClatchy’s 2006 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 20, 2006, the record date, there were outstanding 20,608,579 shares of McClatchy’s Class A Common Stock and 26,207,397 shares of McClatchy’s Class B Common Stock. The Board of Directors is first sending this proxy statement and form of proxy to shareholders on or about March 31, 2006.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, the company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of directors, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters other than the election and removal of directors, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the company’s records as the owner of that share. If your name appears in the company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote in person at the meeting or by proxy through the mail, by telephone or over the Internet.

Voting in Person at the Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on March 20, 2006, the record date, or if you hold a valid proxy from the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the meeting and vote in person. Shareholders who attend the meeting and wish to vote in person will be provided with a ballot at the meeting.

If you plan to attend the meeting and vote in person, please be prepared to present photo identification for admittance. If you are the record owner of your shares, prior to granting you admission to the meeting, the company will verify your name against a list of record owners as of the close of business on the record date. If you are the beneficial owner of shares held through a broker or other nominee and wish to attend the meeting and vote in person, you will need to obtain a properly executed, valid proxy from your broker or nominee (the record owner), authorizing you to vote such shares. Please be prepared to present such a proxy for admittance. Similarly, if you are a proxy holder, please be prepared to present the properly executed, valid proxy that you hold.

Even if you plan to attend the meeting, the Board of Directors encourages you to complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of voting at the meeting (see the section entitled “Revoking Your Proxy” below). If you attend the meeting and vote in person, your completed ballot will revoke any proxies previously submitted.

Voting by Proxy

If you do not plan or are unable to attend the meeting and vote in person, you may still vote by authorizing another to vote on your behalf in accordance with your directions. If you are a record owner, you may vote by proxy in any or all of the methods described below. The proxy last executed by you and submitted prior to the close of voting at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors if you hold Class A shares; FOR each of the Class B nominees for director proposed by the Board of Directors if you hold Class B shares; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

Voting by Mail.    By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which under McClatchy’s bylaws is the number of shares sufficient to constitute a majority of the outstanding voting power of McClatchy common stock as of the record date, must be present in order to hold the meeting and to conduct business. In addition, with respect to the election of directors, at least one-third of the shares of each class of common stock (Class A and Class B) must be present to establish a quorum under the Delaware General Corporation Law. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by proxy, either through the mail, by telephone or over the Internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable New York Stock Exchange (“NYSE”) rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, with respect to proposals other than the election of directors, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. With respect to the election of directors, abstentions will have no effect on the outcome of the proposal since director nominees are elected by a plurality of the votes cast by the applicable class of McClatchy common shareholders.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker, bank or other nominee, and your broker, bank or other nominee transmits proxy materials to you, but you do not return voting instructions, applicable regulations of the New York Stock Exchange permit your broker, bank or other nominee to vote your shares on certain routine matters without your instruction. Such regulations also list various non-routine matters as to which your broker, bank or other nominee may not vote your shares without your instruction. A vote which your broker, bank or other nominee does not have authority to cast pursuant to applicable regulations is known as a “broker non-vote.” To the extent that broker non-votes are applicable with respect to matters at the annual meeting, they will be treated as shares present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in McClatchy’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2006, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at 1-916-321-1846; or

•	viewing our Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 on the Securities and Exchange Commission’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

PROPOSALS

Item 1.    Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

Each nominee is presently a director of McClatchy. The directors elected will serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any director nominee is unable or declines to serve as a director at the time of the meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

Abstentions will have no effect on the outcome of Proposal 1, since the director nominees are elected by a plurality of the votes cast by the applicable classes of McClatchy common shareholders.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted, as applicable based on the class or classes of shares you hold, FOR each of the Class A nominees for director proposed by the Board of Directors and/or FOR each of the Class B nominees for director proposed by the Board of Directors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine, 57, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine is a trustee of Grinnell College in Iowa and past chair of the Governing Board of the National Cathedral School in Washington, D.C. Since December 2004, Ms. Ballantine has been a director of the mutual funds of the Principal Financial Group of Des Moines, Iowa. She also serves on the board of directors of the Durango Herald, Inc. of Durango, Colorado.

Leroy Barnes, Jr., 54, has been a director of McClatchy since September 2000. Mr. Barnes is the retired Vice President and Treasurer of PG&E Corporation, a provider of electricity and natural gas, a position he held from July 2001 to July 2005. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc., an apparel company. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as Assistant Treasurer, Division General Manager, and Vice President and Chief Financial Officer of PacTel Corporation, Pacific Telesis’ unregulated subsidiary. Mr. Barnes serves on the board of directors of Longs Drug Stores Corporation, Herbalife, Ltd. and Citizens Communications, Inc.

S. Donley Ritchey, 72, has been a director of McClatchy since July 1985. He retired from Lucky Stores, a diversified retail company, in 1986, where he was chief executive officer and chairman of its board of directors. Mr. Ritchey currently is a director of AT&T, Inc., De La Salle Institute and John Muir Health, and is managing partner of Alpine Partners, a family investment general partnership.

Maggie Wilderotter, 51, has been a director of McClatchy since January 2001. Ms. Wilderotter is Chairman and Chief Executive Officer of Citizens Communications, a publicly-traded telecommunications company, a position she has held since December 2005. From November 2004 to December 2005, she was President and Chief Executive Officer of Citizens Communications. From February 2004 to November 2004, Ms. Wilderotter was Senior Vice President of World Wide Public Sector at Microsoft Corporation and from November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations for AT&T Wireless and CEO of the Aviation Communications Division. Prior to her tenure at AT&T Wireless, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. from 1991 to 1995 and Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Ms. Wilderotter serves on the board of directors of Citizens Communications and XeroX Corporation. Ms. Wilderotter is also a member of the board of trustees of the College of Holy Cross.

Nominees for Class B Director

William K. Coblentz, 83, has been a director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of the Central Valley Foundation. From 1964 to 1980 Mr. Coblentz was a member of the University of California Board of Regents and served as chairman for two years.

Molly Maloney Evangelisti,1 53, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

Larry Jinks, 77, has been a director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc., a newspaper publishing company. During that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of the Media Management Center at Northwestern University and former chairman of the Knight Foundation’s Journalism Advisory Committee.

Joan F. Lane, 77, has been a director of McClatchy since March 1989. She is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She served on the board of directors of the James Irvine Foundation from 1990 to 2001 and the Brown Group, Inc. from 1985 to 1996. From 1984 to 1991, she was a trustee of the San Francisco Foundation. Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University from 1982 to 1992. She was a member of the board of trustees of Smith College from 1978 to 1985 and chairman of the board from 1982 to 1985.

Brown McClatchy Maloney1, 50, has been a director of McClatchy since September 2004. Mr. Maloney is the owner of Olympic View Publishing, publisher of the Sequim Gazette, and Radio Pacific, owner of KONP radio, an ABC affiliate in western Washington state. From 1974 to 1989, prior to his ownership of Olympic View Publishing and Radio Pacific, Mr. Maloney held various circulation and advertising positions at the Anchorage Daily News, The Sacramento Bee and The Fresno Bee. He served as the president of the Washington Newspaper Publishers Association from 1996 to 1997 and is currently president of the Washington Newspaper Publishers Association Foundation.

Kevin S. McClatchy,1 42, has been a director of McClatchy since September 1998. Since 1996, he has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. Mr. McClatchy held various positions with McClatchy from 1990 to 1994, including serving as Sales Director for The Newspaper Network, Inc., Advertising Director at the Amador Ledger Dispatch and Sales Representative for The Sacramento Bee.

William McClatchy,1 44, has been a director of McClatchy since September 2004. Mr. McClatchy is an entrepreneur, journalist and co-founder of Index Investing, LLC. He currently serves as editor of Index Investing’s ETFzone.com, a website supplying content concerning exchange-traded index funds. In 1999, Mr. McClatchy co-founded indexfunds.com, a website for index investing content. From 1987 through 1991, Mr. McClatchy served in a variety of editorial positions for computer magazines, including staff writer at PC Week, staff writer at MAC Week, and microcomputing editor at Information WEEK. From 1993 to 1996 Mr. McClatchy worked as a reporter for The Fresno Bee. Mr. McClatchy is also the author of Strategies For Investment Success: Index Funds.

Theodore R. Mitchell, 50, has been a director of McClatchy since September 2001. He is President and CEO of NewSchools Venture Fund, a national funder of education innovations, a position he has held since September 2005. Mr. Mitchell is President Emeritus of Occidental College in Los Angeles, and served as President of the college from July 1999 to September 2005. He was vice president of education and strategic initiatives at the J. Paul Getty Trust from 1998 to 1999. Mr. Mitchell held various positions with the University of California, Los

[1]	Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are their cousins.

Angeles from 1992 to 1998, including serving as Vice Chancellor, Academic Planning and Budget, and Vice Chancellor for External Affairs. He served as Deputy to the President and to the Provost of Stanford University from 1991 to 1992. Prior to that time, he was a professor at Dartmouth College, where he also served as Chair of the Department of Education.

Gary B. Pruitt, 48, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. In May 2001, he was named McClatchy’s Chairman of the Board. He has been a director of McClatchy since July 1995. He served as Chief Operating Officer of McClatchy from 1995 to 1996. From 1994 to 1995, he served as Vice President, Operations and Technology of McClatchy. Prior to that time, he was Publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the board of directors of the Newspaper Association of America, the Associated Press, the James Irvine Foundation and the Mutual Insurance Company, Limited. Mr. Pruitt is Chairman of the Irvine Foundation board of directors and Treasurer of the Newspaper Association of America.

Frederick R. Ruiz, 62, has been a director of McClatchy since July 1993. He co-founded and is Chairman and Chief Executive Officer of Ruiz Foods, Inc., a privately held frozen food company. Mr. Ruiz currently serves on the boards of directors of Gottschalks, Inc., BLAST Energy Services, Inc. (formerly Verdisys, Inc.) and the California Chamber of Commerce. He is a member of the University of California Board of Regents and the Business Advisory Council of California State University, Fresno.

Other Executive Officers

Heather L. Fagundes, 37, has been Vice President, Human Resources of McClatchy since April 2004. Ms. Fagundes was Director of Human Resources for McClatchy corporate from December 1996 to April 2004. Ms. Fagundes joined McClatchy in 1992 as a human resources generalist. Ms. Fagundes served as the chairperson of the 2004 Sacramento Workplace Excellence Leaders Award Committee and in 2002 was the president of the Sacramento Area Human Resources Association.

Christian A. Hendricks, 43, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media (now known as McClatchy Interactive), McClatchy’s internet publishing and software development operation, where he served until August 1999. Mr. Hendricks serves on the Newspaper Association of America Foundation Board.

Karole Morgan-Prager, 43, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From 1993 to 1995, she was Associate General Counsel of The Times Mirror Company. She was an associate with the law firm of Morrison & Foerster LLP from 1987 to 1993. Ms. Morgan-Prager is a member of the National Advisory Council of the National Center for Courts and Media.

Patrick J. Talamantes, 41, has been Vice President, Finance, and Chief Financial Officer of McClatchy since April 2001. In addition, from April 2001 to December 2002, he served as McClatchy’s Treasurer. Prior to joining McClatchy, he was with Sinclair Broadcast Group, Inc., a television broadcasting company, from 1996 to 2001, and served the last two years as Chief Financial Officer. Mr. Talamantes was Treasurer of River City Broadcasting LP, a broadcasting company located in St. Louis, from 1995 to 1996, and spent the nine years prior in various banking positions with Chemical Bank of New York.

Howard C. Weaver, 55, has been Vice President, News of McClatchy since April 2001. He joined McClatchy in 1979 and in 1983, became editor of the Anchorage Daily News. From 1995 to 1996, he served as assistant to the president for new media strategies, and from 1996 to 2001, he was editor of the editorial pages at

The Sacramento Bee. Mr. Weaver is a member of the American Society of Newspaper Editors and has six times served as a Pulitzer Prize juror. Mr. Weaver is on the board of visitors, John S. Knight Fellowships, Stanford University, and was founding co-chair of the Northern News Service, an international press cooperative of Arctic nations.

Robert J. Weil, 55, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in the Northwest and the Twin Cities of Minneapolis/St. Paul. He was named to this position after 17 years as a newspaper publisher. Mr. Weil joined McClatchy as Publisher of The Fresno Bee in 1994. From 1992 to 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspapers in Washington and Tennessee. Mr. Weil held other senior management positions with Persis and Gannett Co. from 1973 to 1992. He currently serves on the board of directors of American Press Institute.

Frank R. J. Whittaker, 56, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in California and the Carolinas. Mr. Whittaker joined McClatchy as General Manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both President and General Manager of The Sacramento Bee. From 1972 to 1985, Mr. Whittaker served The Toronto Star newspaper in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the boards of the Audit Bureau of Circulation, the Sacramento Regional Foundation and California Community Colleges Foundation. Mr. Whittaker serves as Treasurer of the Audit Bureau of Circulations.

Item 2.	Ratification of Deloitte & Touche LLP as McClatchy’s Independent Registered Public Accounting Firm

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees billed to McClatchy by Deloitte & Touche LLP

The following table shows the fees paid or accrued by McClatchy for the audit and other services provided by Deloitte & Touche LLP for fiscal 2004 and 2005.

	2005	2004
Audit Fees(1)	$1,010,615	$1,108,000
Audit-Related Fees(2)	82,094	103,835
Tax Fees(3)	43,272	66,703
All Other Fees		0

Total	$1,135,981	$1,278,538

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and our controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
(3)	Tax fees for fiscal 2005 and 2004, respectively, consisted primarily of $29,836 and $29,893 for tax compliance and $13,436 and $36,810 for tax advice and tax planning.

In considering the services provided by Deloitte & Touche, the Audit Committee discussed the nature of the services with the independent auditors and management and determined that the services were compatible with the provision of independent audit services permitted under the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002. All of the fees paid or accrued reflected in the table above were paid or accrued in connection with engagements that were approved according to the Audit Committee’s pre-approval policy described below.

Audit Committee Pre-approval Policy

All audit and permissible non-audit services provided to McClatchy by Deloitte & Touche are pre-approved by the Audit Committee, or subject to the procedure established by the Audit Committee, by the Chairman of the Audit Committee if the fees for services involved are less than $50,000.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION

OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS McCLATCHY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE AND BOARD MATTERS

General

The Board of Directors is responsible for overseeing the Company’s affairs for the benefit of McClatchy’s shareholders. The principal functions of the Board and its Committees are described in our Corporate Governance Guidelines, which are available on our website at www.mcclatchy.com.

In addition, we have also adopted a written code of business conduct and ethics that applies to our employees, as well as a code of ethics for senior officers that applies to our principal executive officer, principal financial officer, principal accounting office or controller, or persons performing similar functions. These codes of ethics can also be found on our website at www.mcclatchy.com.

Board Independence

The Board has determined that each of the current director nominees, other than Gary Pruitt, Chairman, President and Chief Executive Officer, and William McClatchy, who is the son of McClatchy’s former Publisher, James B. McClatchy (who retired in June 2005), has no material relationship with the Company and is “independent” within the meaning of the NYSE listing standards, as currently in effect. In evaluating the independence of Molly Maloney Evangelisti and Brown McClatchy Maloney, the Board took into consideration that they are cousins of James McClatchy and William McClatchy and in evaluating the independence of Kevin S. McClatchy, the Board took into consideration that he is a cousin of William McClatchy and a nephew of James B. McClatchy. The Board also considered, among other things, the overall nature of these familial relationships and that each of them lives in a separate household, and concluded that these relationships were not material with respect to the independence of Molly Maloney Evangelisti, Brown McClatchy Maloney or Kevin McClatchy as directors of McClatchy. Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Committee on the Board and the Nominating Committee is “independent” within the meaning of the NYSE listing standards, as currently in effect.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has 14 directors and the following five committees: (1) Audit Committee, (2) Compensation Committee, (3) Committee on the Board, (4) Nominating Committee and (5) Pension and Savings Plans Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board. These charters are available on our website at www.mcclatchy.com and are also available in print to any shareholder requesting copies. In addition, the Audit Committee charter is included as Appendix A to this proxy statement.

The Board of Directors met six times during fiscal 2005. No director attended fewer than 75% of the aggregate number of meetings of the board and any committee on which such director served. All directors attended the last annual meeting of shareholders. The Board has no formal policy regarding attendance at meetings.

Compensation Committee

William K. Coblentz serves as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter serve as members of the Compensation Committee. The Compensation Committee reviews and approves goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives. The Compensation Committee determines the compensation of the CEO and the other executive officers, administers McClatchy’s incentive compensation and equity-based plans, prepares the Compensation Committee report for inclusion in the annual proxy statement, and annually reviews the Compensation Committee charter and the Committee’s performance. The Compensation Committee held four meetings during fiscal 2005. The report of the Compensation Committee is included in this proxy statement beginning on page 24.

Audit Committee

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Mr. Barnes also serves on the audit committees of Longs Drug Stores Corporation, Herbalife, Ltd. and Citizens Communications, Inc. The Board has made an affirmative determination that service on such other audit committees does not impair Mr. Barnes’ ability to serve effectively on McClatchy’s Audit Committee. The Board has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Audit Committee has been established in accordance with Section 10A(m)(1) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Among other things, the Audit Committee appoints, evaluates and determines the compensation of McClatchy’s independent auditors; reviews and approves the scope of the annual audit, and the financial statements; reviews McClatchy’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance, if provided by the Company; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on McClatchy’s financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management and oversees McClatchy’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from McClatchy for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held thirteen meetings during fiscal 2005. The report of the Audit Committee is included in this proxy statement beginning on page 28.

Committee on the Board

Joan F. Lane serves as the chairperson and Elizabeth Ballantine, Leroy Barnes, Jr., William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Kevin S. McClatchy, and Theodore R. Mitchell serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate, including development of corporate governance principles applicable to McClatchy, evaluation of the composition and organization of the Board of Directors and its committees, and recommendation of qualifications, expertise and characteristics for potential Board members. The Committee on the Board annually reviews its charter and the Committee’s performance. The Committee on the Board held five meetings during fiscal 2005.

Nominating Committee

Larry Jinks serves as the chairperson and Elizabeth Ballantine, Brown McClatchy Maloney, Theodore R. Mitchell and S. Donley Ritchey serve as members of the Nominating Committee. The Nominating Committee conducts searches and evaluates and proposes nominees for election to the Board based on criteria approved by the Board. The Nominating Committee evaluates and recommends the proposal for the board slate for election by the shareholders and will consider recommendations from shareholders for director candidates, as described below. The Nominating Committee annually reviews its charter and the Committee’s performance. The Nominating Committee held two meetings during fiscal 2005.

Pension and Savings Plans Committee

Leroy Barnes, Jr. serves as the chairperson and Joan F. Lane, Kevin S. McClatchy, William McClatchy, Theodore R. Mitchell and Gary B. Pruitt serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee annually reviews its charter and the Committee’s performance. The Pension and Savings Plans Committee held three meetings during fiscal 2005.

Consideration of Director Nominees

Shareholder Nominees

Any shareholder nominations proposed for consideration by the Nominating Committee for Board membership should include the nominee’s name and qualifications and should be addressed to:

Corporate Secretary

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Director Qualifications

Under McClatchy’s Corporate Governance Guidelines, the Committee on the Board is responsible for reviewing with the Board the appropriate skills and characteristics of Board members, as well as the composition of the Board as a whole. Under these criteria, Board candidates should demonstrate high ethical standards, capacity for leadership and broad business or professional experience. In assessing a candidate, the Nominating Committee will consider skills; diversity; age; independence; geographic proximity to our newspapers and other operations; experience in areas such as operations, journalism, finance, interactive media and marketing; and the general needs of the Board.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating Committee and may be considered at any point during the course of the year. The Nominating Committee will consider properly submitted nominees of shareholders, as discussed above. The nominees standing for election at the 2006 annual meeting were recommended by the Nominating Committee in early 2006.

Executive Sessions

Executive sessions of non-management directors are held at least three times per year, as scheduled by the non-management director chairing the sessions. In addition, at least once each year, the independent directors meet in executive session. Executive sessions of the Board are scheduled and chaired by the Chair of the Committee on the Board. Currently, Joan Lane serves as the Chair of the Committee on the Board. Any non-management director may also request that additional executive sessions be scheduled.

Communication with the Board

Individuals may communicate with the Board by addressing correspondence to:

The Board of Directors

The McClatchy Company

c/o Corporate Secretary

2100 Q Street

Sacramento, CA 95816

All communication received will be reviewed and processed by the Corporate Secretary and communicated to the Board of Directors as appropriate. If you wish to contact only non-management directors, please direct correspondence to the Chair of the Committee on the Board at the address above.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 20, 2006, by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options exercisable within 60 days following the record date are deemed beneficially owned by the person holding those options. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement described later in this proxy statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More Than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class A Common Stock	Deemed Beneficial Ownership of Class A Common Stock
		Number of Shares of Class A Common Stock		Percent of Class
James B. McClatchy	44,500	14,910,999		42.0
William K. Coblentz	19,500	12,978,527	(2)	38.7
William Ellery McClatchy	125	12,960,652	(3)	38.6
Gary B. Pruitt	78,475	13,067,225	(4)	38.9
Molly Maloney Evangelisti	99,302	5,580,677	(5)	21.4
Brown McClatchy Maloney	6,300	5,191,490	(6)	20.1
Kevin S. McClatchy	0	921,995	(7)	4.3
William McClatchy	490	6,240	(8)	*
Robert J. Weil	4,656	134,656	(9)	*
Frank R. J. Whittaker	4,798	134,798	(10)	*
Elizabeth Ballantine	40,958	57,958	(11)	*
Patrick J. Talamantes	1,577	83,077	(12)	*
Howard Weaver	4,812	68,812	(13)	*
Frederick R. Ruiz	4,250	25,000	(14)	*
Joan F. Lane	3,125	22,000	(15)	*
S. Donley Ritchey	7,075	16,575	(16)	*
Larry Jinks	625	12,625	(17)	*
Leroy Barnes, Jr.	0	9,500	(18)	*
Maggie Wilderotter	0	9,500	(19)	*
Theodore R. Mitchell	0	4,125	(20)	*
Private Capital Management	7,320,854	7,320,854	(21)	35.5
Ariel Capital Management, LLC	4,600,197	4,600,197	(22)	22.3
Gardner Russo & Gardner	1,301,703	1,301,703	(23)	6.3
GAMCO Investors, Inc.	1,047,095	1,047,095	(24)	5.1
All executive officers and directors as a group (21 persons)	278,814	24,363,026	(25)	55.9

*	Represents less than 1%.
(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Private Capital Management, Inc., 8889 Pelican Bay Blvd., Naples, FL 34108; (ii) Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601. (iii) Gardner Russo & Gardner, 223 East Chestnut Street, Lancaster, PA 17602. (iv) GAMCO Investors, Inc., Once Corporate Center, Rye, NY 10580.
(2)	Includes 9,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(3)	Includes 11,000 shares subject to stock options, which are currently exercisable or exercisable within 60 days.
(4)	Includes (i) 488,750 shares subject to stock options which are currently exercisable or exercisable within 60 days; (ii) 40,000 shares of restricted stock which were granted on January 25, 2005 and vest, subject to certain performance criteria, on January 25, 2009; and (iii) 25,000 shares of restricted stock which were granted on January 24, 2006, and vest over four annual installments subject to certain performance criteria beginning January 24, 2007.
(5)	Includes 18,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(6)	Includes 750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(7)	Includes 14,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(8)	Includes 750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(9)	Includes 130,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(10)	Includes 130,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(11)	Includes 17,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(12)	Includes 81,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(13)	Includes 64,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(14)	Includes 20,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(15)	Includes 18,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(16)	Includes 9,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(17)	Includes 12,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(18)	Includes 9,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(19)	Includes 9,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(20)	Includes 4,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(21)	Based on a Schedule 13G/A filed February 14, 2006. Also includes shares beneficially owned by Bruce S. Sherman and Gregg J. Powers.
(22)	Based on a Schedule 13G/A filed on February 13, 2006. Ariel Capital Management, LLC has sole voting power with respect to 4,100,297 shares and sole investment power with respect to 4,558,247 shares.
(23)	Based on a Schedule 13G/A filed on February 23, 2006.

(24)	Based on a Schedule 13D/A filed on February 13, 2003. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.
(25)	Includes those shares subject to options indicated in notes (2) through (20) above and 124,250 shares subject to stock options not otherwise included in notes (2) through (20) above, which are currently exercisable or exercisable within 60 days.

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 20, 2006 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock. Pursuant to the Shareholders’ Agreement described below, only current holders of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy may hold shares of Class B Common Stock of McClatchy. Accordingly, other than as listed below, no officer or director beneficially owns shares of the Class B Common Stock.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More Than 5% of Total Shares of Class Outstanding (1)	Number of Shares of Class B Common Stock Beneficially Owned		Percent of Class
James B. McClatchy	14,866,499	(2)	56.7%
William K. Coblentz	12,949,527	(3)	49.4%
William Ellery McClatchy	12,949,527	(4)	49.4%
Gary B. Pruitt	12,500,000	(5)	47.7%
Molly Maloney Evangelisti	5,462,500	(6)	20.8%
Brown McClatchy Maloney	5,184,440	(7)	19.8%
Kevin S. McClatchy	907,495		3.5%
William McClatchy	5,000.02%
All executive officers and directors as a group (21 persons)	22,858,962	(8)	87.2%

(1)	All addresses: c/o The McClatchy Company, 2100 Q Street, Sacramento, California 95816.
(2)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.
(3)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased; and William K. Coblentz disclaims beneficial ownership of these shares.
(4)

Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.

(5)	These shares are held under four separate trusts each with 3,125,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Gary B. Pruitt disclaims beneficial ownership of these shares.
(6)	Includes 1,650,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.
(7)	Includes 1,650,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 144,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 36,110 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.
(8)	Includes those shares of Class B Common Stock indicated in notes (2) through (7) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy.

In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely. The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

COMPENSATION

Director Compensation

McClatchy currently pays its non-employee directors an annual retainer of $35,000 per year plus $1,750 per day for in-person attendance at meetings of the Board of Directors and $1,250 for attendance at committee meetings. Attendance at board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chair of the Audit Committee, receive an additional $5,000 per year for their services. The Audit Committee chairperson receives an additional $10,000 per year for his or her services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

Each non-employee director receives an annual grant of an option to purchase up to 3,000 shares of Class A Common Stock under the Amended and Restated 2001 Director Option Plan. The options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning March 1 following the date of grant.

Executive Compensation

The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the chief executive officer and McClatchy’s four most highly compensated executive officers other than the chief executive officer for the fiscal years ended December 28, 2003, December 26, 2004, and December 25, 2005, respectively.

Summary Compensation Table

				Long Term Compensation				All Other Compensation ($)(2)
		Annual Compensation		Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/SARs	L-TIP Payouts ($)(1)
Pruitt, Gary B. Chairman, President and Chief Executive Officer	2005 2004 2003	$1,000,000 950,000 900,000	$950,000 1,100,000 825,000	$2,822,000	(3)	75,000 25,000 100,000	$657,000 108,600 88,790	$19,926 19,171 13,268

Weil, Robert Vice President, Operations	2005 2004 2003	$515,000 490,000 460,000	$210,000 280,000 230,000			32,000 32,000 32,000	$210,240 37,648 32,784	$12,205 11,492 10,990

Whittaker, Frank R. J. Vice President, Operations	2005 2004 2003	$515,000 490,000 460,000	$230,000 300,000 260,000			32,000 32,000 32,000	$210,240 37,648 32,784	$12,251 11,596 11,085

Talamantes, Patrick Vice President, Finance, and Chief Financial Officer	2005 2004 2003	$425,000 400,000 370,000	$170,000 210,000 175,000			26,000 26,000 26,000	$157,680 28,960 0	$9,363 9,066 8,801

Weaver, Howard Vice President, News	2005 2004 2003	$345,000 325,000 300,000	$120,000 150,000 125,000			16,000 16,000 16,000	$118,260 21,720 6,830	$10,808 10,996 9,845

(1)

Awards under McClatchy’s L-TIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings increase over a three-year period. The L-TIP payouts in 2005 were based on results for the performance period beginning December 30, 2001, and ending on December 26, 2004. L-TIP payouts on awards made after May 18, 2005 are based on increases in McClatchy’s pre-tax earnings per share over a three-year performance period.
(2)	The sum includes (i) contributions by McClatchy to McClatchy’s 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage. The amount of the contribution to McClatchy’s 401(k) Plan for each named executive officer for 2005 was $8,400.
(3)	These restricted shares will vest on January 25, 2009, subject to certain performance criteria, as more fully described under “Compensation of the Chief Executive Officer, 2005, Long Term Incentives” on page 27 below. The value of the restricted stock award is based on the closing market price of McClatchy Class A Common Stock on the date of grant. As of the end of fiscal 2005, the restricted shares granted to Mr. Pruitt had a value of $2,335,600, based on the closing market price of McClatchy Class A Common Stock on December 23, 2005, the last trading day of the fiscal year. Mr. Pruitt receives dividends on these shares of restricted stock.

Stock Option/SARs Awards

In fiscal 2005, the Company awarded stock settled stock appreciation rights (SARs) in lieu of stock options. The following table contains information concerning the SARs awards to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the fiscal year ended December 25, 2005. Annual grants of SARs are based upon assessment by the Compensation Committee of the individual’s past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. The SARs were granted at fair market value, have a ten-year term and vest in four equal annual installments beginning on March 1 following the year for which the award was made.

Option/SARs Grants in Last Fiscal Year

Name	Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Pruitt, Gary B	75,000	13.80%	$59.09	12/13/15	$901,826
Weil, Robert J.	32,000	5.89%	59.09	12/13/15	384,779
Whittaker, Frank R. J.	32,000	5.89%	59.09	12/13/15	384,779
Talamantes, Patrick J.	26,000	4.78%	59.09	12/13/15	312,633
Weaver, Howard	16,000	2.94%	59.09	12/13/15	192,390

(1)	In 2005, McClatchy awarded stock-settled stock appreciation rights (SARs), in lieu of stock options, to its employees, including the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. The SARs vest in increments of 25% over four years. The Grant Date Present Values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables, as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price over the exercise price on the date of exercise. The values listed above were based on the following weighted average assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices during fiscal 2005, ending with December 22, 2005, the last trading day of the fiscal year) of .16%; risk-free rate of return for such period of 4.40%; dividend yield for such period of 1.21%; and expected life of options granted of 5.1 years.

Stock Option/SAR Exercises and Holdings

The following table shows the number of shares of Class A Common Stock represented by outstanding stock options or stock-settled stock appreciation rights held by the chief executive officer and the four most highly compensated executive officers other than the chief executive officer as of December 25, 2005, and the value of such awards based on the closing sales price of McClatchy’s Class A Common Stock on December 23, 2005, which was $58.39.

Aggregated Option/SARs Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options/ SARs at Fiscal Year-End Exercisable / Unexercisable (#)	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/ Unexercisable
Pruitt, Gary B	0	$0	395,000/250,000	$6,788,500/$423,750
Weil, Robert J.	0	0	98,000/112,000	1,281,530/ 135,680
Whittaker, Frank R. J.	0	0	98,000/112,000	1,281,530/ 135,680
Talamantes, Patrick J.	0	0	56,500/ 89,500	643,160/ 101,780
Weaver, Howard	0	0	48,000/ 56,000	688,590/ 67,840

Long-Term Incentive Awards

The following table shows awards made to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the last fiscal year.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of Units (#)	Performance Period until Maturation or Payout	Estimated Future Payouts Under Non-Stock-Price-Based Plans
Name			Threshold ($)	Target ($)(1)	Maximum ($)
Pruitt, Gary B	20,000	12/25/05–12/28/08	$0	$36,400	$1,000,000
Weil, Robert J.	5,000	12/25/05–12/28/08	0	9,100	1,000,000
Whittaker, Frank R. J.	5,000	12/25/05–12/28/08	0	9,100	1,000,000
Talamantes, Patrick J.	4,000	12/25/05–12/28/08	0	7,280	1,000,000
Weaver, Howard	3,000	12/25/05–12/28/08	0	5,460	1,000,000

(1)	L-TIP payouts with respect to any award year will be based on increases in McClatchy’s pre-tax earnings per share over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings per share (subject to a maximum payout per award per individual of $1,000,000). Securities and Exchange Commission rules require McClatchy to show, in the “Target” column, payouts for the fiscal 2006 awards (made in late fiscal 2005) that would have been made based on fiscal year 2005 performance, as an illustration of the payments that might be made under the L-TIP in the future. Therefore, the amounts shown for the fiscal 2006 awards reflect the increase in pre-tax earnings per share in fiscal 2005 over fiscal 2004 (excluding the gain or loss on sales of assets). However, please note that no financial results for any portion of the performance period for the fiscal 2006 awards have actually been published. As a result, the actual value of these L-TIP awards upon payout may differ significantly from the numbers set forth above.

Pension Plans

The following table shows the estimated annual pension benefits payable to the executive officers named below, other than the chief executive officer, under McClatchy’s qualified defined benefit pension plan and nonqualified supplemental pension plan, based on the amount of remuneration covered under the terms of the plans and the number of years of the executive officer’s service with McClatchy, assuming retirement at age 62, the earliest time at which such executive officer may retire without benefit reduction. McClatchy’s nonqualified supplemental pension plan enables McClatchy to provide participants with additional benefits without disqualifying the tax-deductibility to McClatchy of benefits payable under McClatchy’s qualified defined benefit pension plan.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30	35 and Above
$ 400,000	$30,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
800,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	75,000	150,000	225,000	300,000	375,000	450,000	525,000

The following table shows the estimated annual pension benefits payable to the chief executive officer, Gary Pruitt, under McClatchy’s qualified defined benefit pension plan and nonqualified supplemental pension plan, based on the amount of remuneration covered under the terms of the plans and the number of years of Mr. Pruitt’s service with McClatchy, assuming retirement at age 60 (Mr. Pruitt’s normal retirement age under the terms of his employment agreement). See “Employment Agreements and Change in Control Arrangements” below.

CEO Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30 and above
$2,000,000	$200,000	$400,000	$600,000	$800,000	$1,000,000	$1,200,000
2,200,000	220,000	440,000	660,000	880,000	1,100,000	1,320,000
2,400,000	240,000	480,000	720,000	960,000	1,200,000	1,440,000
2,600,000	260,000	520,000	780,000	1,040,000	1,300,000	1,560,000

Benefits under the Company’s qualified defined pension plan are computed using basic compensation exclusive of annual cash bonus and other compensation. Benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing tables are not subject to any deduction for social security or other offset amounts. Benefits are computed as straight-life annuity amounts. However, plan participants may choose joint-and-survivor annuity amounts. Covered compensation for the chief executive officer and the four most highly compensated executive officers other than the chief executive officer would consist of the salary and bonus set forth in the Summary Compensation Table above. As of the end of the last fiscal year, the amount of covered compensation for each of the four most highly compensated executive officers other than the chief executive officer was, respectively: Frank R.J. Whittaker, $815,000; Robert J. Weil, $795,000; Patrick J. Talamantes, $635,000; and Howard Weaver, $495,000. The maximum years of credited services that can be attained for each of these executive officers is 35. If each of the four most highly compensated executive officers other than the chief executive officer were to remain employees of McClatchy until the age of 62, the years of credited service for each would be, respectively: Robert J. Weil, 17.42; Frank R.J. Whittaker, 26.42; Patrick J. Talamantes, 25.42; and Howard Weaver, 29.41. As of the end of the last fiscal year, the amount of covered compensation for the chief executive officer, Gary B. Pruitt, was $2,100,000. If Gary Pruitt were to remain an employee of McClatchy until the age of 60, his years of credited service would be 30, the maximum years of credited service under the terms of his employment agreement.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes McClatchy’s equity plan information as of December 25, 2005.

Equity Compensation Plan Information

	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders
Amended and Restated 1990 Directors’ Stock Option Plan	42,500	$30.99	—
Amended and Restated 1994 Stock Option Plan	1,768,350	51.82	—
2001 Director Option Plan	173,500	60.94	326,500
2004 Stock Incentive Plan	985,500	64.71	2,014,500
Amended Employee Stock Purchase Plan	1,383,222	N/A	491,778
Equity compensation plans not approved by shareholders
1997 Stock Option Plan	278,850	47.81	46,073

Total	4,631,922		2,878,851

1997 Stock Option Plan

The Board of Directors originally adopted the McClatchy Company 1997 Stock Option Plan (the “1997 Plan”) effective as of December 10, 1997. The 1997 Plan was amended and restated as of February 1, 2001. McClatchy shareholders have not approved the 1997 Plan. The 1997 Plan provides for the granting of nonqualified stock options.

A total of 750,000 shares of the Company’s Class A Common Stock (the “Shares”) were reserved under the 1997 Plan and 46,073 Shares remain for future issuance. The number of Shares available for future issuance, the number of Shares covered by outstanding stock options and the exercise price under outstanding stock options are subject to adjustment for any future stock splits, stock dividends, non-stock dividends having a material effect on the value of the Shares, Share combinations, recapitalizations, or similar changes as described in the 1997 Plan.

Stock options may be granted under the 1997 Plan to active employees of McClatchy or any subsidiary. A committee appointed by the Board of Directors (the “Committee”) selects employees who will receive options and determines the terms and conditions of the stock options. The exercise price of stock options may be less than the fair market value as of the date of grant. As of the date of this proxy statement, no options have been granted at less than the fair market value as of the date of grant. Options generally vest in installments over an employee’s period of service with McClatchy or any subsidiary. All unexpired stock options granted under the 1997 Plan on or after January 12, 2001, become fully vested upon a change in control, as such term is defined in the 1997 Plan. The maximum term of a stock option granted under the 1997 Plan is ten years.

Stock options are generally nontransferable other than by will or by the laws of descent and distribution. The exercise price of stock options must be paid in full at the time of exercise. The Committee may permit payment through the tender of Shares already owned by the participant or consideration received under a “cashless exercise” program.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements

McClatchy has entered into an employment agreement, dated June 1, 1996, and amended and restated on October 20, 2003, with its chief executive officer, Gary Pruitt. On June 1 of each year, the term of the agreement automatically extends for one year so that effective on each June 1, the remaining term of employment is a full three-year period. The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice.

If, during the term of the agreement, Mr. Pruitt’s employment is involuntarily terminated for any reason other than “cause,” “mental incompetence” or “disability,” or if he resigns for “good reason” (as these terms are defined in the agreement), he would be entitled to a supplemental severance payment for the balance of the term of the agreement then in effect, equal to 300% of (i) his base salary, at the rate then in effect, plus (ii) the average of the annual bonuses paid to Mr. Pruitt for the three completed fiscal years prior to termination. The severance payment can be made in a lump sum or, at Mr. Pruitt’s election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt’s group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his re-employment, whichever is earlier.

If, during the term of the agreement, Mr. Pruitt’s employment is terminated because of disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy’s group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy’s group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt’s group insurance benefits would be continued as long as any disability benefit is payable. In addition, under the agreement, Mr. Pruitt is entitled to receive a supplemental pension benefit (SERP) upon his retirement. For purposes of the SERP benefit calculation, Mr. Pruitt’s normal retirement age is 60 years old.

Change-in-Control Arrangements

Under (i) the Amended and Restated 1994 Stock Option Plan (the “1994 Plan”) and the 1997 Plan, with respect to any unexpired option that is granted on or after February 1, 2001 (including options granted to the named executive officers on or after such date) and, notwithstanding any contrary provision of the 1994 Plan, the 1997 Plan or any stock option agreement, and (ii) the 2004 Stock Incentive Plan (the “2004 Plan”), upon a change of control (as defined in the 1994 Plan, the 1997 Plan and the 2004 Plan), the grantee is entitled to immediate 100% vesting of such option or award.

Under the terms of Mr. Pruitt’s employment agreement, in the event it is determined that any payment or distribution to, or for the benefit of, Mr. Pruitt (including the right to exercise or vesting of options, restricted stock or other equity compensation) made by McClatchy, its affiliates or any person who acquires ownership or effective control of a substantial portion of McClatchy or its assets (within the meaning of section 280G of the Internal Revenue Code of 1986, or the Code) would be subject to the excise tax imposed by section 4999 (the “Excise Tax”) of the Code, then such payments or distributions made to Mr. Pruitt will be reduced to $1 less than the value at which such payments or distributions would be subject to the Excise Tax. Mr. Pruitt will have the right to designate the rights, payments or benefits that will be reduced or eliminated so as to avoid having the payment or benefit deemed subject to Excise Tax.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter served as members of the Compensation Committee. None of these individuals was an officer or employee of McClatchy at any time during fiscal 2005, and none of these individuals has ever been an officer of McClatchy. No executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Board of Directors or Compensation Committee of McClatchy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

REPORT OF THE COMPENSATION COMMITTEE

This report is provided by the Compensation Committee to assist shareholders in understanding the Committee’s objectives and procedures in establishing the compensation of McClatchy’s executive officers.

The Compensation Committee, which consists entirely of directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy’s executive compensation program. The program focuses on both short-term and long-term performance and utilizes a combination of cash and equity incentives. It is designed to reward and create incentives for excellence in individual achievement as well as company performance. All members of the Committee qualify as “outside directors” under Section 162(m) of the Code, and are “independent” as defined by the NYSE’s current listing standards.

The principal elements of McClatchy’s executive compensation program are:

•	annual base salary;

•	annual cash bonus (including the bonus paid to the chief executive officer under the Chief Executive Officer Bonus Plan) based on an assessment of success in meeting performance objectives on an individual, unit and/or company-wide basis;

•	cash compensation under the Amended and Restated Long-Term Incentive Plan, (The “Long-Term Incentive Plan”), based upon growth in pre-tax earnings per share over a three-year period of time; and

•	equity awards (including stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and restricted stock units) under McClatchy’s stock plans, which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price for shares of McClatchy’s Class A Common Stock.

In carrying out its duties, the Committee sets the salary and annual cash bonus of the chief executive officer and, after review and consideration of the recommendations of the chief executive officer, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy’s employee stock incentive plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

In evaluating McClatchy’s performance, the Committee considers results achieved in revenue, earnings and cash flow, circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, management development, achievement of diversity goals in hiring practices, community involvement and good corporate citizenship. In evaluating the individual performance of key executives, the Committee also reviews leadership and individual achievement.

The Committee believes McClatchy’s compensation program is vital to the achievement of McClatchy’s objectives, in that it is designed to:

•	enable McClatchy to attract and retain key executives essential to its long-term success;

•	motivate and reward senior executives for development and achievement of sound strategic business objectives; and

•	provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock incentive plans.

The Committee views other companies in the media industry (including the 12 publicly traded companies included as the Peer Group in the Five-Year Performance Graph set forth on page 29 of this proxy statement) as McClatchy’s competition when determining competitive compensation practices.

In order to maximize the tax deductibility of awards under Section 162(m) of the Code, McClatchy submitted its 2004 Stock Incentive Plan for approval of the shareholders in 2004, which Plan was approved. Also, effective January 25, 2005, McClatchy adopted the Long-Term Incentive Plan, which was approved by the shareholders at the 2005 Annual Meeting of Shareholders and qualifies under Section 162(m) of the Code. Finally, effective in January 2003, McClatchy adopted the Amended and Restated CEO Bonus Plan that was approved by the shareholders at the 2003 Annual Meeting of Shareholders and also qualifies under 162(m) of the Code. McClatchy may also determine to pay compensation to the executive officers, including the chief executive officer, which may not be deductible under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction available to McClatchy for compensation paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 2005

McClatchy’s existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late fiscal 2004, the Committee set salary and incentive levels of McClatchy’s executive officers for fiscal 2005. At that time the Committee reviewed compensation data provided by an outside consultant to obtain perspective on compensation levels at McClatchy compared to companies within the media industry, including those companies in the Peer Group.

Base Pay

In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size, or adjusted to a size, comparable to McClatchy. The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy’s performance and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor. The Committee believes the base salaries for McClatchy’s executive officers generally are at or near the median base salaries for other newspaper companies, including companies in the Peer Group.

Short-Term Incentives (Management by Objective Annual Bonus Plan)

The Committee’s goal is to establish short-term incentive opportunities that are meaningful in relation to each executive’s total compensation and the executive’s level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive’s total compensation is at risk. The Management by Objective Annual Bonus Plan, or MBO Plan, is an annual cash incentive plan that links awards to performance results of the prior year. Awards for fiscal 2005 under the MBO Plan, which applies to each executive officer other than the chief executive officer, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his or her performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, generally varying from 40% to 60% (depending on the particular participant) of his or her base salary during the year. In addition, each Vice President, Operations has the opportunity to earn points in excess of 100 based on the operating cash flow performance of the newspapers and other operations they oversee and the Company’s earnings per share performance. The Company’s Chief Financial Officer has the opportunity to earn points in excess of 100 based on the Company’s earnings per share performance.

Long-Term Incentives

Stock Options, SARs and Other Equity-Based Awards.    Equity awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock incentive plans to participate. The Committee also has the flexibility to grant other forms of equity-based awards, including restricted stock and restricted stock units as the Committee deems appropriate in light of the Company’s goals and objectives. The Committee believes equity-based awards help align the financial interests of the executive officers with those of shareholders. In fixing these grants, the Committee, through subjective evaluation processes, determines the award for the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. Elements given weight by the Committee in considering the number of options, shares or units to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy’s employee stock incentive plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria. In 2005, the Committee awarded stock-settled stock appreciation rights in lieu of stock options.

Long-Term Incentive Plan Awards.    In January 2005, McClatchy adopted its Long-Term Incentive Plan, or L-TIP. McClatchy shareholders approved the L-TIP at the 2005 Annual Meeting of Shareholders. Awards for fiscal 2005 under McClatchy’s L-TIP were made in late fiscal 2004. These awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings per share (without giving effect to any gain or loss on the sale of assets) increase over a three-year performance period. The performance period for the 2005 L-TIP awards began on December 26, 2004, and will end on December 30, 2007.

The Committee selects executives as participants in the L-TIP and determines the number of incentive units awarded. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. The Committee believes L-TIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria.

Compensation of the Chief Executive Officer, 2005

Base Pay

Mr. Pruitt’s 2005 base pay was considered in late 2004 and, at that time, was set at $1,000,000. In setting Mr. Pruitt’s 2005 salary, the Committee considered his performance as chief executive officer, including McClatchy’s financial performance, as well as compensation of the chief executive officers of the other newspaper companies in the Peer Group.

Short-Term Incentives CEO Bonus Plan

Under the CEO Bonus Plan, the Committee determines the chief executive officer’s bonus payment based on a formula established in advance by the Committee. In January 2005, the Committee determined the formula for Mr. Pruitt’s 2005 bonus. Under this formula, Mr. Pruitt’s 2005 bonus opportunity was based on a calculation of .005 times McClatchy’s operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 100% of Mr. Pruitt’s annual base pay. In January 2006, the Committee reviewed Mr. Pruitt’s performance as CEO and noted that while McClatchy’s results fell short of budget goals, the Company achieved record earnings from continuing operations of $160 million, or $3.42 per share. Under Mr. Pruitt’s leadership, McClatchy achieved record revenues of $1.19 billion, up 2.0% from fiscal 2004, and record advertising revenue of $1 billion, up 2.8% from fiscal 2004. As with fiscal 2004, McClatchy’s revenue growth in fiscal 2005 was one of the best performances among companies in the Peer Group. The Committee also noted that although McClatchy’s circulation volumes declined in 2005, the Company’s circulation performance was better than the industry average. In addition, each of McClatchy’s newspapers operated leading local internet sites in their respective markets. Ultimately, in recognition of Mr. Pruitt’s leadership and taking the above factors into account, the Committee awarded Mr. Pruitt a cash bonus of $950,000.

Long-Term Incentives

Generally, the Committee grants to the chief executive officer long-term incentive awards for the following year at the end of each year. The chief executive officer’s 2006 long-term incentive award, made in late 2005, consisted of SARs based on the value of 75,000 shares of McClatchy Class A Common Stock and 20,000 incentive units under the L-TIP. On January 25, 2005, the Committee awarded Mr. Pruitt 40,000 shares of restricted Class A Common Stock under the 2004 Plan. These restricted shares will vest on January 25, 2009, subject to certain performance criteria. In the event McClatchy’s operating income for fiscal year 2008 exceeds operating income for fiscal year 2004, all of the restricted shares will vest. In the event McClatchy’s operating income for fiscal year 2008 is 75% to 100% of operating income for fiscal year 2004, 50% of the restricted shares will vest. In the event McClatchy’s operating income for fiscal 2008 is less than 75% of operating income for fiscal year 2004, no shares of restricted stock will vest. Based on McClatchy’s performance and data provided by an outside consultant, the Committee believes these long-term incentive awards are reasonable and well within competitive practice for Mr. Pruitt’s level of responsibilities.

In setting salary and bonus levels for Mr. Pruitt and in fixing the number of equity and incentive unit awards granted to Mr. Pruitt under McClatchy’s employee stock incentive plans and the L-TIP, respectively, the Committee does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

Respectfully submitted by the members of the Compensation Committee of McClatchy.

WILLIAM K. COBLENTZ, Chairman

MOLLY MALONEY EVANGELISTI

LARRY JINKS

S. DONLEY RITCHEY

MAGGIE WILDEROTTER

REPORT OF THE AUDIT COMMITTEE

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined under the NYSE’s current listing standards). The Board of Directors has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which was most recently reviewed on March 22, 2006, a copy of which appears as Appendix A to this proxy statement. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends the discharge, if necessary, of the independent auditors;

•	pre-approves (or may subsequently approve where permitted under the rules of the Securities and Exchange Commission) engagements of the independent auditors to perform audit or non-audit services, including by establishing pre-approval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•	discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•	reviews with management and the director of internal auditing significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies;

•	establishes and reviews codes of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•	it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•	it has discussed with the independent auditors the auditors’ independence; and

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 25, 2005.

Respectfully submitted by the members of the Audit Committee of McClatchy.

S. DONLEY RITCHEY, Chairman

LEROY BARNES, JR.

LARRY JINKS

JOAN LANE

FREDERICK R. RUIZ

FIVE-YEAR PERFORMANCE GRAPH

The Securities and Exchange Commission requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on shares of McClatchy’s Class A Common Stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprising McClatchy and 11 other publicly-traded newspaper publishing companies for a period of five years ended December 25, 2005.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE MCCLATCHY COMPANY, THE S & P MIDCAP 400 INDEX,

AND A PEER GROUP

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.

Index calculated on month-end basis.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

The peer group index comprises the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Belo Corp., (2) Dow Jones & Company, (3) E. W. Scripps Company, (4) Gannett Co., Inc., (5) Journal Register Co., (6) Knight Ridder, Inc., (7) Lee Enterprises, Inc., (8) The McClatchy Company, (9) Media General, Inc., (10) The New York Times Company, (11) Tribune Company, and (12) Washington Post Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received or written representations from reporting persons stating that they were not required to file these forms, during the fiscal year ended December 25, 2005, no other director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act other than Lawrence Edgar, the Company’s Controller, who due to an administrative error, reported the December 13, 2005 grant of stock appreciation rights on January 6, 2006.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations 2100 Q Street Sacramento, California 95816 (916) 321-1846

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at McClatchy’s 2007 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than December 1, 2006, to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, we will seek discretionary authority in our proxy for our 2006 Annual Meeting of Shareholders to vote on any matter that may be considered at the meeting as to which we do not have notice prior to February 14, 2007, with any notice after such date considered untimely.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 31, 2006

APPENDIX A

AUDIT COMMITTEE

Created as a permanent committee of the Board of Directors by Board Resolution on June 22, 1988.

CHARTER

I.    Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities regarding (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s performance, qualifications and independence, (d) the performance of the Company’s internal audit function and (e) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee shall also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In meeting its responsibilities, the Audit Committee is expected to:

1.    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.    Review and appraise the audit efforts of the Company’s internal auditing department and independent accountants, who are ultimately accountable to the Audit Committee.

3.    Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.    Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Audit Committee shall be independent in accordance with the requirements applicable to members of audit committees of the New York Stock Exchange and the rules of the Securities and Exchange Commission, as in effect from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall be provided with appropriate funding (as determined by the Audit Committee) by the Company and is authorized, as appropriate and as deemed necessary by the Committee, to retain and obtain advice and assistance from outside legal, accounting or other advisors.

III.    Meetings

The Committee shall meet at least six times annually, or more frequently as legal requirements or other circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet periodically with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Committee may designate one or more sub-committees, each sub-committee to consist of one or more of the members of the Committee. Any such sub-committee, to the extent provided in the resolution of the Committee shall have and may exercise all the powers and authority of the Committee, subject to applicable law and the requirements of the New York Stock Exchange.

IV.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.    Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

2.    Review and update this Charter periodically, as conditions dictate.

3.    Appoint and oversee the work of the independent accountants, approve the compensation of the independent accountants and review the independent accountants (including consideration of the merits of regular rotation of the audit firm used by the Company) and the lead partner of the independent accountants. In this regard, the independent auditors shall report directly to the Audit Committee and the Audit Committee shall have the sole authority to approve: (i) the hiring and firing of the independent accountants; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, to the extent permissible, with the independent accountants. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation of the independent accountants, compensation to any advisers employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

4.    Pre-approve (or subsequently approve where permitted under the rules of the Securities Exchange Commission) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements provided that such policies and procedures are detailed as to the particular services rendered, the Audit Committee is informed of each such service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to management.

5.    Confirm and assure the independence of the internal auditor and the independent accountants.

6.    Set clear hiring policies with respect to employees or former employees of the independent accountants.

7.    Inquire of management, the director of internal auditing and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8.    Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

9.    Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.    Consider and review with the independent accountants and the director of internal auditing:

(a)    The adequacy of the Company’s internal controls including information system controls and security.

(b)    Any related significant findings and recommendations of the independent accountants and internal auditing together with management’s responses to those findings and recommendations.

11.    At least annually, obtain and review a report by the independent accountants describing:

(a)    The independent accountants’ internal quality-control procedures.

(b)    Any material issues raised by the most recent internal quality-control review or peer review of the independent accountants and any steps taken to deal with any such issues.

(c)    Any investigation or significant inquiry by the Securities and Exchange Commission, other federal or state authority or professional board.

(d)    All relationships between the independent accountants and the Company.

(e)    Such other matters as may be required from time to time under New York Stock Exchange listing requirements.

12.    Review with management and the independent accountants at the completion of the annual examination:

(a)    The Company’s annual financial statements and related footnotes.

(b)    The independent accountants’ audit of the financial statements and report thereon.

(c)    Any significant changes required in the independent accountants’ audit plan.

(d)    Any difficulties or disputes with management encountered during the course of the audit and management’s response.

(e)    Any report or attestation of the independent accountants made in accordance with rules and regulations of the Securities and Exchange Commission and/or the Public Company Accounting Oversight Board with regard to the Company’s internal controls and procedures for financial reporting.

(f)    Other matters related to the conduct of the audit that are communicated to the Committee under generally accepted auditing standards.

13.    Consider and review with management and the director of internal auditing:

(a)    Significant findings during the year and management’s responses to those findings.

(b)    Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

(c)    Any changes required in the planned scope of the internal audit plan.

(d)    The internal auditing department charter.

(e)    Internal auditing’s compliance with The International Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

14.    Review with management and the independent accountants annual SEC filings and other published documents containing the Company’s financial statements, including any discussion therein under Management’s Discussion and Analysis, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15.    Require management and the independent accountants to review with the Chairman of the Committee, or, at the request of the Chairman, the Committee, the results of the independent accountants’ review of the Company’s quarterly financial statements prior to the public announcement of quarterly earnings and the filing of the Company’s Form 10-Q.

16.    Generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

17.    Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934.

18.    Review policies and procedures with respect to the officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit department or the independent accountants.

19.    Review legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs and reports received from regulators.

20.    Establish, review and update periodically a Code of Conduct including a Code of Ethics for Senior Financial Officers and ensure that management has established an appropriate system of enforcement in connection therewith.

21.    Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.    Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

23.    Report regularly to the Board of Directors as the Committee may deem appropriate.

24.    Annually review and evaluate its own performance.

25.    Perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

THE McCLATCHY COMPANY

CLASS B COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 17, 2006.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2006, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2006 fiscal year.

FOR AGAINST ABSTAIN

Nominees:

01 William K. Coblentz

02 Molly Maloney Evangelisti

03 Larry Jinks

04 Joan F. Lane

05 Brown McClatchy Maloney

06 William B. McClatchy

07 Kevin S. McClatchy

08 Theodore Mitchell

09 Gary B. Pruitt

10 Frederick R. Ruiz

FOR

all nominees listed (except as marked to the contrary)

WITHHOLD

AUTHORITY

to vote for all

nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

I PLAN TO ATTEND THE MEETING

Please sign exactly as name appears on your stock certificate.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian,

please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2006

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/mni

Use the internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

THE McCLATCHY COMPANY

CLASS A COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 17, 2006.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies,

each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2006, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as

McClatchy’s independent auditors for the 2006 fiscal year.

FOR AGAINST ABSTAIN

Nominees:

01 Elizabeth Ballantine

02 Leroy Barnes, Jr.

03 S. Donley Ritchey

04 Maggie Wilderotter

FOR

all nominees listed

(except as marked

to the contrary)

WITHHOLD

AUTHORITY

to vote for all

nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

I PLAN TO ATTEND THE MEETING

Please sign exactly as name appears on your stock certificate.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian,

please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2006

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/mni

Use the internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.